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                                                                       Exhibit 5

                KEYCORP
                127 Public Square
                Cleveland, Ohio 44114-1306




                                          April 3, 1995




Board of Directors
KeyCorp
127 Public Square
Cleveland, Ohio 44114


                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

       I am Senior Vice President and Senior Managing Counsel of KeyCorp Management Company, an affiliate of KeyCorp (the "Corporation") and I have acted as counsel to the Corporation in connection with the Registration Statement on Form S-3 filed on April 3, 1995 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement covers up to $900,000,000 of securities of the Corporation, consisting of:

       (a) senior unsecured debt securities (the "Senior Debt Securities") to be issued from time to time under an Indenture, a copy of which is included as Exhibit 4(c) to the Registration Statement, between the Corporation and Bankers Trust New York Corporation, as trustee (the "Senior Indenture");

       (b) subordinated unsecured debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities being referred to herein collectively as the "Debt Securities") to be issued from time to time under an Indenture, a copy of which is included as Exhibit 4(d) to the Registration Statement, between the Corporation and Bankers Trust New York Corporation, as trustee (the "Subordinated Indenture" and together with the Senior Indenture being referred to herein collectively as the "Indentures");

       (c) shares of preferred stock, with a par value of $1 each, of the Corporation (the "Preferred Stock");

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Board of Directors
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       (d)    depositary receipts (the "Depositary Receipts") for depositary shares (the "Depositary Shares") representing an interest in shares of Preferred Stock of the Corporation to be issued under a Deposit Agreement, substantially in the form of Exhibit 4(i) to the Registration Statement (the "Deposit Agreement"), between the Corporation and a bank or trust company, as depositary (the "Depositary");

       (e) common shares, with a par value of $1 each, of the Corporation (the "Common Shares"); and

       (f) warrants entitling the holder to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Common Shares (the "Common Share Warrants") or Depositary Shares (the "Depositary Share Warrants" and together with the Debt Warrants, the Preferred Stock Warrants, and the Common Share Warrants, being referred to herein collectively as the "Securities Warrants") to be issued from time to time under a Warrant Agreement, substantially in the form of Exhibit 4(g) to the Registration Statement (the "Securities Warrant Agreement"), between the Corporation and a bank or trust company, as warrant agent (the "Securities Warrant Agent").

       The Debt Securities, Preferred Stock, Depositary Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Depositary Share Warrants and Common Share Warrants are referred to herein collectively as the "Securities". Certain issues of Debt Securities may provide that such Debt Securities are convertible at the option of a holder or the Corporation into Capital Securities (as defined in the Registration Statement) of the Corporation and certain series of Preferred Stock may provide that the Preferred Stock of such series is convertible at the option of the holder into Common Shares or any other class or series of Capital Securities of the Corporation or convertible at the option of the Corporation into Capital Securities or other debt securities of the Corporation.

       I am familiar with the corporate proceedings of the Corporation to date with respect to the proposed issuance and sale of the Securities, and I have examined such corporate records of the Corporation and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, I have assumed, without any independent investigation, that: (i) all documents that have been submitted to me as originals are authentic, and that all documents that have been submitted to me as copies conform to authentic, original documents; and (ii) all persons executing agreements, instruments, or documents examined or relied upon by me had the capacity to sign such agreements, instruments, or documents, and all such signatures are genuine.




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Board of Directors
April 3, 1995
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       I have also assumed that each of the documents have been duly authorized, executed and delivered by each of the parties thereto other than the Corporation and constitute valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as limited by Title 11 of the United States Code (Bankruptcy) and other applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity, constitutional rights and public policy, regardless of whether enforceability is considered in a proceeding at law or in equity and except that the provisions requiring payment of attorneys' fees may not be enforced by courts applying Ohio law.

       Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

       (1) The Corporation is a corporation duly organized and validly existing under the laws of the State of Ohio.

       (2) When in accordance with applicable law appropriate corporate action has been taken to fix the terms of one or more issues of the Debt Securities under the applicable Indenture and to authorize their issuance and sale, and when the Debt Securities with the terms so fixed shall have been duly authenticated under the applicable Indenture, and issued and sold as described in the Prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, such Debt Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the applicable Indenture.

       (3) When and if any Debt Securities that have been issued in accordance with paragraph 2 or paragraph 7 have been surrendered to the Corporation for conversion in accordance with the applicable Indenture, and Common Shares, shares of Preferred Stock or Debt Securities, as the case may be, so issuable upon such conversion have been, in the case of Common Shares, validly issued or delivered from Common Shares duly authorized and reserved therefor by appropriate corporate action, or in the case of shares of Preferred Stock, validly issued or delivered from shares of any Preferred Stock duly authorized and reserved therefor after appropriate corporate and other action has been taken in accordance with paragraph 4, or, in the case of Debt Securities, validly issued or delivered from Debt Securities duly authorized and the terms of which have been fixed by appropriate corporate action and authenticated under an applicable Indenture, such Common Shares or Preferred Stock will be validly issued, fully paid and nonassessable and such Debt Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the applicable Indenture.


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Board of Directors
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       (4)    When appropriate corporate action has been taken to authorize the issuance and fix the terms of one or more issues of Preferred Stock in accordance with applicable law and the Corporation's charter documents, such shares of Preferred Stock will have been duly authorized and, when issued and sold as described in the Prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, pursuant to and in a manner consistent with such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

       (5) When and if any shares of Preferred Stock that have been issued in accordance with paragraph 4 or paragraph 7 have been surrendered to the Corporation for conversion, and Common Shares or Debt Securities, as the case may be, so issuable upon such conversion, have been duly issued or delivered from Common Shares duly authorized and reserved therefor by appropriate corporate action, or, in accordance with paragraph 2, from Debt Securities duly authorized and the terms of which have been fixed by appropriate corporate action and authenticated under the applicable Indenture, as the case may be, such Common Shares will be validly issued, fully paid and nonassessable and such Debt Securities will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the applicable
Indenture.

       (6) When appropriate action has been taken to authorize the issuance and fix the terms of one or more issues of Depositary Shares and the underlying Preferred Stock in accordance with paragraph 4, and to authorize the execution and delivery of the related Deposit Agreement, and when such Deposit Agreement shall have been duly executed and delivered by the Corporation and the Depositary, such Depositary Shares and shares of underlying Preferred Stock will have been duly authorized and, when Depositary Receipts for such Depositary Shares and the Depositary Shares shall have been issued and sold as described in the prospectus included in the Registration Statement as it may at any time be amended, and in any prospectus supplement relating thereto, or in accordance with paragraph 7, pursuant to and in a manner consistent with such authorization, and when the underlying Preferred Stock shall have been validly issued after appropriate corporate action and other action has been taken in accordance with paragraph 4, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

       (7) When appropriate corporate action has been taken to authorize the Corporation to execute and deliver the Securities Warrant Agreement, to fix the terms of one or more issues thereunder of Securities Warrants, and to authorize their issue, and such Securities Warrant Agreement shall have been duly executed and delivered by the Corporation and the Securities Warrant Agent, and when Securities Warrants with terms so fixed shall have been duly countersigned by the Securities Warrant Agreement in accordance with such corporate action, such Securities Warrants shall constitute valid and legally binding obligations of the


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Board of Directors
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Corporation, and, where applicable (i) the Debt Securities issuable upon exercise of any such Securities Warrants, when, in accordance with paragraph 2, duly authorized by appropriate corporate action and authenticated under the applicable Indenture, and when paid for in accordance with the terms of the applicable Securities Warrants, will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the applicable Indenture, (ii) the shares of Preferred Stock issuable upon exercise of any such Securities Warrants, when duly authorized and reserved therefor after appropriate corporate and other action has been taken in accordance with paragraph 4, and when paid for in accordance with the terms of the applicable Securities Warrants, will be validly issued, fully paid and nonassessable,
(iii) the Common Shares issuable upon exercise of any such Securities Warrants when duly authorized and reserved for issuance therefor by appropriate corporate action, and when paid for in accordance with the terms of the applicable Securities Warrants, will be validly issued, fully paid and nonassessable and (iv) the Depositary Shares issuable upon exercise of any such Securities Warrants when duly authorized by appropriate corporate action and other action has been taken in accordance with paragraph 6, and when paid for in accordance with the applicable Securities Warrants, will be validly issued and will entitle the holders to the rights specified in the Depositary Receipts and the Deposit Agreement.

        The opinions set forth above are subject to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

        This opinion is given on the basis of the law and the facts existing as of the date hereof. I assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. My opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

        I am licensed to practice law in the State of Ohio and, accordingly, the foregoing opinions are limited solely to the laws of the State of Ohio and applicable Federal laws of the United States. I call your attention to the fact that the Indentures, the Deposit Agreement, the Securities Warrant Agreement and certain other documents, agreements and instruments referred to above may be governed by the laws of New York or a jurisdiction other than Ohio. I express no opinion as to matters governed by any laws other than laws of the State of Ohio and the Federal laws of the United States of America.





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Board of Directors
April 3, 1995
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       This opinion is intended solely for your use in connection with the
Corporation's Registration Statement on Form S-3 and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

       I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of my name therein.

                                           Very truly yours,

                                           /s/ Steven N. Bulloch
                                           -----------------------------------
                                           Steven N. Bulloch
                                           Senior Vice President and
                                           Senior Managing Counsel







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